Exhibit 5.1



CLIFFORD
CHANCE
                                                        CLIFFORD CHANCE LLP
                                                        10 UPPER BANK STREET
                                                        CANARY WHARF
                                                        LONDON E14 5JJ

                                                        TEL  +44 (0)20 7006 1000
                                                        FAX  +44 (0)20 7006 5555
                                                        DX 149120 CANARY WHARF 3
                                                        www.cliffordchance.com



YOUR REFERENCE              IN REPLY PLEASE QUOTE           Date
                            KPI/70-40271867/LPH             [  ] 2008
                            DIRECT DIAL
                            0207 006 4532



Gracechurch Card Programme Funding Limited
26 New Street
St. Helier, Jersey JE2 3RA
Channel Islands

Gracechurch Receivables Trustee Limited
26 New Street
St. Helier, Jersey JE2 3RA
Channel Islands


Ladies and Gentlemen

RE: GRACECHURCH CARD PROGRAMME FUNDING LIMITED

We have acted as special outside counsel of Gracechurch Card Programme Funding Limited (the "ISSUER") and have examined the pre-effective amendment number 1 on Form S-1 to the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by the Issuer with the Securities and Exchange Commission (the "COMMISSION") with respect to the offering of the Series 2008-1 Notes (the "NOTES") issued under the medium term note programme established by the Issuer for the issuance of asset backed notes from time to time. The Notes to be issued by the Issuer will be constituted pursuant to the Note Trust Deed (the "NOTE TRUST DEED"), a form of which is attached to the Registration Statement as
Exhibit 4.5 and the corresponding Trust Deed Supplement, a form of which is attached to the Registration Statement as Exhibit 4.6.

Terms used herein and not defined herein shall have the meaning set forth in the Note Trust Deed. We are familiar with the proceedings to date with respect to the proposed offering and sale to the public of the Notes and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that, in relation to the Notes, when:

1. the Note Trust Deed and the relevant Note Trust Deed supplement shall have been duly executed and delivered by the parties thereto;

2. the Notes shall have been duly executed by the Issuer and authenticated by the Note Trustee in accordance with the Note Trust Deed and delivered by the Issuer;

UK/1599673/03                                                 227086/70-40271867

CLIFFORD CHANCE IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER 00323571. THE FIRM'S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET, LONDON, E14 5JJ. A LIST OF THE MEMBERS IS OPEN TO INSPECTION AT THIS OFFICE. THE FIRM USES THE WORD 'PARTNER' TO REFER TO A MEMBER Of CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

CLIFFORD CHANCE                                             CLIFFORD CHANCE LLP


3. the Issuer shall have received the agreed purchase price for the Notes in accordance with the relevant subscription agreement, a form of which is contained in the Programme Dealer Agreement, which is attached to the Registration Statement as Exhibit 1.1; and

4. the Registration Statement shall have been declared effective by the Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"),

then the Notes will be the legal, valid and binding obligation of the Issuer, and will be entitled to the benefits of the Note Trust Deed.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not consider that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.




Yours sincerely



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